UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 30, 2006

                               GLOBAL AXCESS CORP
               (Exact name of registrant as specified in charter)

           Nevada                    000-17874                  88-0199674
           ------                    ---------                  ----------
(State or other jurisdiction of     (Commission               (IRS Employer
       incorporation)               File Number)            Identification No.)

224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida            32082
------------------------------------------------------            -----
       (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (904) 280-3950

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On March 30, 2006, the Audit Committee of Global Axcess Corp's (the "Company") Board of Directors, along with senior management, determined that the statements of operations and cash flows for the quarters ended September 30, 2005 and June 30, 2005 contained errors, which when corrected would result in a material impact on results of operations for the quarters then ended. The Audit Committee and senior management have therefore determined that the statements of operations and cash flows for the quarters ended September 30, 2005 and June 30, 2005 require amendment. The errors relate to the Company's accounting for revenue under certain of its processing contracts; capitalization of purchased software costs; and the depreciation of assets at a more rapid pace than required.

The revenue correction for the periods ended September 30, 2005 and June 30, 2005 was $241,439 and $425,669, respectively. The Audit Committee and senior management determined that the revenue under those certain contracts may be recognized as received in future quarters.

The error relating to the Company's accounting for costs associated with purchased software and related development costs was not fully capitalized. The software correction for the periods ended September 30, 2005 and June 30, 2005 was $18,193 and $33,866, respectively. The Audit Committee and senior management determined that the costs should have been capitalized in the current interim quarters and expensed in future periods.

The error relating to the Company's accounting for depreciation during the current interim quarters result in the depreciation of assets at a more rapid pace than required under the depreciation policy of the Company. The depreciation for the periods ended September 30, 2005 and June 30, 2005 was $50,279 and $53,808, respectively. The Audit Committee and senior management determined that the depreciation expense taken during those interim quarters should be recognized in future periods.

The Company expects to file an amended interim report on Form 10-QSB for the periods ended June 30, 2005 and September 30, 2005, within the next 15 days. No other unrelated corrections to the statements of operations or cash flows for the period ended June 30, 2005 and September 30, 2005 are expected.

The net effects of these adjustments total a reduction in net income during the two quarters by approximately $510,962. The correction will cause a reported net loss for the quarter ended September 30, 2005, of $88,603, and a reported net loss for the quarter ended June 30, 2005 of $42,084.

Until the error is corrected with the filing of an amended Form 10-QSB including amended statements of operations and cash flows, the Audit Committee and senior management have concluded that the currently filed statements of operations and cash flows for the quarters ended September 30, 2005 and June 30, 2005, should not be relied upon. Members of the Audit Committee and senior management have discussed this conclusion, the nature of the error and the steps to be taken to remedy the error with the Company's independent auditors and have been advised that the auditors concur with their conclusions and the need to correct the error with amended statements of operations and cash flows for the quarters ended June 30, 2005 and September 30, 2005.

While the Company is not aware of any other accounting issues requiring adjustment to any prior period financial statements, there can be no assurances that the Company or its independent auditors will not find additional accounting issues requiring adjustment or material amendments.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               GLOBAL AXCESS CORP


Dated: March 30, 2006                                By: /s/ David Fann
                                                        ---------------
                                                     Name: David Fann
                                                     Title: President




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